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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 1, 2003
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




          Delaware                         1-8606                23-2259884
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


1095 Avenue of the Americas,
New York, New York                                                 10036
(Address of principal executive                                  (Zip Code)
            offices)


       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)


================================================================================

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Item 5.  Other Events and Regulation FD Disclosure.

Verizon Communications Inc. (Verizon) announced it has changed its method for recognizing revenues and expenses in its directory business. In addition, resulting from its recent decision to sell its consolidated 39.4% interest in Grupo Iusacell S.A. de C.V. (Iusacell), Verizon announced it has reclassified this investment as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." As required by generally accepted accounting principles (GAAP), the directory accounting change will be retroactive to January 1, 2003, and will result in an impact on first-quarter financial results. Current and prior-period financial information for Iusacell will be reported as a discontinued operation. Additional reconciliations now required under Securities and Exchange Commission (SEC) Regulation G pertaining to non-GAAP financial information included in Verizon's 2002 SEC Annual Report on Form 10-K are also provided herein.

Directory Accounting Change

The directory accounting change at Verizon's Information Services segment is from the publication-date method to the amortization method. The publication-date method recognizes revenues and direct expenses when directories are distributed. Under the amortization method, which is increasingly becoming the industry standard, revenues and direct expenses, primarily printing and distribution costs, are recognized over the life of the directory, which is usually 12 months. This accounting change affects the timing of the recognition of revenues and expenses. It does not affect the timing of cash flows. A one-time non-cash charge of approximately $2.7 billion before taxes ($1.6 billion after-tax) was recorded, retroactive to January 1, 2003, for the cumulative effect of this accounting change.

This directory accounting change increases first quarter 2003 revenues, operating expenses and net income of Verizon and its Information Services segment by $321 million, $89 million and $143 million (5 cents per diluted share), respectively. For comparison purposes only, if this accounting change had occurred in the first quarter of 2002, Verizon's and its Information Services segment's revenues, operating expenses and net income would have been higher by $226 million, $67 million and $98 million (4 cents per diluted share), respectively.

Iusacell Sale

The accounting for Iusacell is the result of Verizon's decision, announced June 13, 2003, to sell its 39.4% consolidated interest in Iusacell into a tender offer launched by Movil Access, a Mexican company. Verizon recorded a one-time charge of approximately $1.0 billion before taxes ($.9 billion after-tax) to write-off its interest in Iusacell during the second quarter.

Iusacell's annual revenues ranged between $.5 billion to $.6 billion from 2000 through 2002. During that period, Iusacell reported net losses of less than $.1 billion (less than 1 cent to 3 cents per diluted share) in each year and cash from operating activities of $.1 billion or less each year. As of December 31, 2002 and 2001, Iusacell's total assets were $1.3 billion and $1.7 billion, respectively, and debt (non-recourse to Verizon) was $.8 billion in each period. Iusacell's revenues in the first quarter 2003 and 2002 were $.1 billion, net losses in each period were less than $15 million (less than 1 cent per diluted share) and cash from operating activities was $.1 billion or less in each period. As of March 31, 2003, Iusacell's total assets were $1.2 billion and debt (non-recourse to Verizon) was $.8 billion.

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Regulation G Reconciliations

                                                                 (dollars in millions)
                                                        2002        2001        2000
                                                    --------    --------    --------
OPERATING REVENUES
Domestic Telecom                                    $ 40,712    $ 42,081    $ 42,322
Domestic Wireless                                     19,260      17,393      14,236
International                                          2,962       2,337       1,976
Information Services                                   4,287       4,313       4,144
                                                    --------    --------    --------
    Total reportable segments                         67,221      66,124      62,678
                                                    --------    --------    --------

Genuity and GTE Government Systems                        --          --         529
Domestic Telecom access line sales                       623         997       1,787
Merger-related regulatory settlements                     --          --         (69)
Corporate, eliminations and other                       (219)         69        (218)
                                                    --------    --------    --------
Consolidated operating revenues - reported          $ 67,625    $ 67,190    $ 64,707
                                                    ========    ========    ========

OPERATING EXPENSES
Domestic Telecom                                    $ 31,730    $ 32,847    $ 32,750
Domestic Wireless                                     15,620      15,088      12,457
International                                          2,355       2,044       1,714
Information Services                                   2,173       2,040       2,100
                                                    --------    --------    --------
    Total reportable segments                         51,878      52,019      49,021
                                                    --------    --------    --------

Merger-related costs                                      --          --       1,056
Transition costs                                         510       1,039         694
Sales of assets and investments, net                  (2,747)        350      (3,793)
Investment-related charges                               733         672          --
Settlement gains                                          --          --        (911)
Genuity loss                                              --          --         829
NorthPoint settlement                                    175          --          --
Severance, pension and benefit charges                 1,952       1,596          --
Other special items                                      593         220         754
Operating expenses of operations sold                    241         413         883
Corporate and other                                     (707)       (651)       (584)
                                                    --------    --------    --------
Consolidated operating expenses - reported          $ 52,628    $ 55,658    $ 47,949
                                                    ========    ========    ========

NET INCOME
Domestic Telecom                                    $  4,387    $  4,551    $  4,839
Domestic Wireless                                        966         537         444
International                                          1,047         958         733
Information Services                                   1,281       1,352       1,238
                                                    --------    --------    --------
     Segment income - reportable segments              7,681       7,398       7,254
                                                    --------    --------    --------

Merger-related costs                                      --          --        (749)
Transition costs                                        (288)       (578)       (316)
Sales of assets and investments, net                   1,895        (226)      1,987
Investment-related gains / (charges)                  (5,652)     (5,495)      1,941
Settlement gains                                          --          --         564
Mark-to-market adjustment - financial instruments        (15)       (179)        431
Genuity loss                                              --          --        (281)
NorthPoint investment write-off                           --          --        (153)
NorthPoint settlement                                   (114)         --          --
Severance, pension and benefit charges                (1,264)     (1,001)         --
International restructuring                               --         (26)        (50)
Other special items                                     (445)        (95)       (526)
Extraordinary items                                       (9)        (19)      1,027
Cumulative effect of accounting change                  (496)       (182)        (40)
Tax benefits                                           2,104          --          --
Corporate and other                                      682         792         708
                                                    --------    --------    --------
Consolidated net income - reported                  $  4,079    $    389    $ 11,797
                                                    ========    ========    ========

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Verizon Communications Inc.
                                       ----------------------------------------
                                                    (Registrant)

Date:  July 1, 2003                             /s/ David H. Benson
      ----------------                 ----------------------------------------
                                       David H. Benson
                                       Senior Vice President and Controller